EXHIBIT 21

SUBSIDIARIES

As of November 1, 2009

Name	Jurisdiction of Organization
Hewitt Associates, S.A.	Argentina
Hewitt Associates Pty. Ltd	Australia
CSi The Remuneration Specialists Pty Limited	Australia
Hewitt Associates GmbH	Austria
Hewitt Associates S.A.	Belgium
Hewitt Associates Administradoa e Corretora de Seguros Ltda.	Brazil
Hewitt Associates Servicos de Recursos Humanos Ltda	Brazil
Hewitt Client Services Consultoria do Brasil Ltda	Brazil
Hewitt Associates	Canada
Hewitt Associates Corp.	Canada
Hewitt Holdings Canada Co.	Canada
Hewitt Management. Ltd.	Canada
Hewitt Western Management Amalco Inc.	Canada
J. Allan Brown Consultants Inc.	Canada
M.A. Shakeel Management Ltd.	Canada
682465 Canada Ltd.	Canada
Lincolnshire Insurance Company PCC Limited	Channel Islands (Guernsey)
Hewitt Associates (Chile) Limitada	Chile
Hewitt Associates Consulting (Shanghai) Co. Ltd.	China
Hewitt Client Services Costa Rica S.R.L.	Costa Rica
Hewitt Associates s.r.o.	Czech Republic
Hewitt Associates SAS	France
Hewitt Associates GmbH	Germany
Hewitt Associates LLC	Hong Kong
Hewitt (Hong Kong) Limited	Hong Kong
Hewitt Human Consulting Limited Liability Company	Hungary
Hewitt Associates (India) Pvt. Ltd.	India
Hewitt Outsourcing Services India Ltd.	India
Hewitt Human Resource Services Limited	India
Adept Investment Management PLC	Ireland
Becketts Limited	Ireland
Hewitt Associates Limited	Ireland
Becketts Limited	Ireland
Becketts (Trustees) Limited	Ireland
Bacon & Woodrow Partnerships (Ireland) Limited	Ireland
Hewitt Associates s.r.l.	Italy
Hewitt Associates Kabushiki Kaisha	Japan
Hewitt Asia Leadership Centre Sdn. Bhd.	Malaysia
Hewitt Associates Sdn. Bhd	Malaysia
Empresas Hewitt S. de R.L. de C.V.	Mexico
Hewitt Mexicana S. de R.L. de C.V.	Mexico
Hewitt Associates S.C.	Mexico
CSi The Remuneration Specialists Limited	New Zealand
Hewitt HR Partner AS	Norway
Hewitt Associates Panama, Inc.	Panama
Hewitt Associates Inc.	Philippines

Hewitt Associates Sp. Z o.o.	Poland
Hewitt Associates Caribe, Inc	Puerto Rico
HA Insurance Services, Inc.	Puerto Rico
Hewitt Associates (CIS) LLC	Russia
Hewitt Associates Pte. Ltd	Singapore
Hewitt Client Services (Singapore) Pte Ltd.	Singapore
Hewitt HR Delivery Services Pte. Ltd.	Singapore
Hewitt Associates Korea Yuhan Hoesa	South Korea
Hewitt Associates, S.A.	Spain
Hewitt Benefit Management AB	Sweden
Hewitt Löneanalyser AB	Sweden
Hewitt Associates SA	Switzerland
Hewitt Associates (Thailand) Limited	Thailand
Hewitt Associates B.V	The Netherlands
Hewitt Associates Outsourcing B.V.	The Netherlands
Hewitt Associates (Europe) Ltd.	United Kingdom
Hewitt Associates Limited	United Kingdom
Hewitt Cyborg Limited	United Kingdom
Hewitt Associates BPO Limited	United Kingdom
Hewitt Associates Outsourcing Limited	United Kingdom
Hewitt Associates Financial Services Limited	United Kingdom
Hewitt Risk Management Services Limited	United Kingdom
Bacon & Woodrow Limited	United Kingdom
Bacon & Woodrow Partnerships Limited	United Kingdom
Cockman Consultants & Partners Limited	United Kingdom
NBS Nominees Limited	United Kingdom
Hewitt Associates LLC	United States
Hewitt Associates International Services, Inc.	United States
Hewitt Associates Public Sector Consulting LLC	United States
Hewitt Financial Services LLC	United States
Hewitt Insurance Brokerage LLC	United States
Hewitt International Holdings Corporation	United States
Hewitt Investment Group LLC	United States
Hewitt Non-Qualified Payment Services LLC	United States
Disability Management Alternatives, LLC	United States
RealLife HR	United States
Hewitt Associates Caribe, Inc.	Venezuela